Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of the 3rd day of July, 2024 (“Effective Date”), by and between Yehuda Nir, having an address at ________________ (“Lender”), and Koligo Therapeutics INC., a Kentucky, USA company (“Borrower”) a wholly owned subsidiary of Orgenesis Inc. a Nevada, USA company (“ORGS”), (Lender together with Borrower, each a “Party” and together, the “Parties”).

WHEREAS, Lender desires to provide financing by way of a loan to the Borrower to be used by the Borrower for working capital and ongoing operations, and the Borrower desires to receive such financing to be used by the Borrower for working capital and ongoing operations;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Funding. Lender has committed to provide financing in form of a loan in the amount of US$2 million dollars, under the terms of this Agreement, in two installments of $1 million each, the first instalment to be lent on or about July 3, 2024, and the second on or about July 8, 2024 (the “Loan Amount”) in accordance with the terms hereof.

2. Loan; Closing.

(a) Terms of Loan. The Lender shall lend the Loan Amount to the Borrower, and the Borrower shall borrow the Loan Amount from the Lender. The Loan Amount shall bear annual 10% simple interest and each installment shall become due and payable no later 90 days after the receipt of such installment, subject to extension in the discretion of the Lender. The Loan Amount may be prepaid by the Borrower in whole or in part at any time without the prior written approval of the Lender.

(b) The Closing. The closing of the loans shall take place on or after the Effective Date, or such other date, time and place as the Lender and the Borrower shall agree upon in writing (the “Closing”). At the Closing, the Lender and the Borrower shall each deliver a fully executed version of this Agreement to the other Party. Following the Closing, the Lender shall transfer to the Borrower the Loan Amount by wire transfer, to the bank account of the Borrower in accordance with wiring instructions provided by the Borrower to the Lender.

3. Use of Proceeds. The Borrower shall use the Loan Amount to fund its working capital and financing needs (the “Purpose”).

4. Events of Default.

(a) The following shall constitute events of default (each an “Event of Default”):

i. filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Borrower, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof, or if the Borrower shall completely cease or suspend the conduct of its usual business or if the Borrower shall become, insolvent and admits in writing that it is unable to pay its debts or liabilities as they fall due;

ii. breaches any material covenant by the Borrower (other than a payment covenant) which is not cured within 30 days of receipt of written notice of such breach;

iii. an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days;

iv. Borrower fails to repay principal when due and such failure continues for ten business days of the Borrower’s receipt of written notice from the Lender; or

v. ORGS replaces its current Chief Executive Officer with another appointee without the express written confirmation of the Lender.

(b) If, at any time, an Event of Default shall occur, all obligations under this Agreement shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Borrower.

5. Representations and Warranties. The Borrower represents and warrants to the Lender (and to the extent identified below, the Lender represents and warrants to the Borrower) as follows:

(a) The Borrower is duly formed, validly existing and in good standing under the laws of the State of Israel. The Borrower has full power and authority to consummate the transactions contemplated hereunder, and the consummation of such transactions and the performance of this Agreement by the Borrower does not violate the provisions of any applicable law, and will not result in any material breach of, or constitute a material default under any agreement or instrument to which the Borrower is a party or under which the Borrower is bound.

(b) The execution and performance of this Loan Agreement by the Borrower has been duly authorized by all necessary actions. This Loan Agreement has been duly executed and delivered by the Borrower and the Lender and this Loan Agreement is the legal, valid, and binding obligation of the Borrower and the Lender, and is fully enforceable against the Borrower and the Lender according to its terms.

(c) There is no existing lien, encumbrance, security interest, indebtedness, mortgage or third party rights of any kind that are, or could be, ranked senior in nature to the outstanding loan amount other than any lien arising by operation of law.

6. Waiver; Non-Negotiable. The Borrower, for itself and each of its legal representatives, hereby waives presentment for payment, demand, right of setoff, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Agreement. This Agreement is non-negotiable.

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7. No Security Interest. At all times, the outstanding loan amount shall rank, and shall be deemed, pari passu or senior to any and all indebtedness of the Borrower unless otherwise subordinated by the Lender in writing in the Lender’s sole and absolute discretion. The Borrower hereby agrees, covenants and undertakes not to permit any indebtedness, lien, encumbrance, mortgage or third party right of any kind to become senior to the outstanding loan amount other than any lien arising by operation of law and the ordinary course of business.

8. Further Assurances. The Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement.

9. Miscellaneous.

(a) Entire Agreement; Amendments. This Agreement constitutes the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior written and oral understandings of such Parties with regard thereto. This Agreement may be modified, amended, or any term hereof waived with the written consent of the Borrower and the Lender. Any amendment effected in accordance with this Section 9(a) shall be binding upon all Parties and their respective successors and assignees.

(b) Governing Law; Jurisdiction. This Loan Agreement shall be governed by and construed according to the laws of the State of Israel without regard to the conflict of laws provisions thereof. In the event of any dispute and/or claim arising out of and/or in relation to this Agreement (“Dispute”), the Parties agree to make a good faith attempt to negotiate an amicable resolution of such Dispute. If any such Disputes cannot be resolved by the Parties within a period of forty-five (45) days following the first receipt by a Party of written notice of such Dispute form the other Party, such Dispute shall be brought exclusively to the competent court in Tel-Aviv-Jaffa, and the parties irrevocably consent to the personal jurisdiction and venue therein.

(c) Notices. All notices and other communications required or permitted hereunder to be given to a Party to this Loan Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger. Any notice sent in accordance with this Loan Agreement shall be effective (i) if mailed, seven (7) business days after mailing to the address set forth each Party’s signature below, (ii) if sent by messenger, upon delivery, and (iii) if sent via email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

(d) Assignment; Waiver. This Loan Agreement may not be assigned by the Borrower without the prior written consent of the Lender. The Lender may assign this Loan Agreement without the prior written consent of the Borrower. This Loan Agreement shall be binding upon the successors, assigns and representatives of each Party. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Loan Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Loan Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

(e) Severability. If any provision of this Loan Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Loan Agreement and the remainder of this Loan Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Loan Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

(f) Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Loan Agreement as of the date first above written.

LENDER

Yehuda Nir

By:

THE BORROWER

Koligo Therapeutics Inc.

By:
Name:	Vered Caplan
Title:
Address:

Address: 20271 Goldenrod Lane, Germantown ,MD 20876, USA

[Signature page to the Loan Agreement between Yehuda Nir. and Koligo Therapeutics INC.]